Exhibit 99.1

Cord Blood America Reports Financial Results for Fourth Quarter and Fiscal Year 2016

March 28, 2017 - Cord Blood America, Inc. (www.cordblood-america.com) (OTC Bulletin Board: CBAI) ("CBAI" or the "Company") today announced financial results for the fourth quarter and fiscal year 2016.

Highlights Include:

●
Total revenue for the fourth quarter 2016 was $0.73 million, a decrease of 33.9% from total revenue of $1.11 million for the fourth quarter 2015. Total revenue for the year ended December 31, 2016 was $3.29 million, a decrease of 37.1% from total revenue of $5.23 million for the year ended December 31, 2015.

●
Recurring storage revenue for the fourth quarter 2016 was $0.68 million, an increase of 4.6% from recurring storage revenue of $0.65 million for the fourth quarter 2015. Recurring storage revenue for the year ended December 31, 2016 was $2.71 million, an increase of 3.3% from recurring storage revenue of $2.62 million for the year ended December 31, 2015.

●
EBITDA for the fourth quarter 2016 was negative $0.10 million compared to EBITDA of $0.10 million for the fourth quarter 2015. EBITDA for the year ended December 31, 2016 was $0.27 million compared to EBITDA of $0.76 million for the year ended December 31, 2015.

Results of Operations for the Three-Months Ended December 31, 2016

For the three-months ended December 31, 2016, total revenue was $0.73 million, a decrease of $0.38 million or 33.9% from $1.11 million in fourth quarter 2015. Of the $0.38 million decrease, $0.27 million was attributable to the ceasing of orders in March 2016 within the tissue procurement business and $0.03 million was attributable to the reduction in storage and processing revenue from a previously terminated agreement with a third party. As of December 2016, the Company ceased storing samples for this third party and expects no processing and storage revenue going forward.

Gross Profit for the three-month period ended December 31, 2016 was $0.54 million, a decrease of $0.16 million or 22.7% from $0.70 in fourth quarter 2015. Of the $0.16 million decrease, approximately $0.10 million was attributable to the tissue procurement business, and approximately $0.03 million was attributable to the reduction in storage and processing revenue from the third party.

Gross Margin for the three-month period ended December 31, 2016 was 74.1% compared to 63.3% in fourth quarter 2015. Gross margin increased due to the reduction in revenue from lower margin business and reductions made by the Company in cost of goods sold.

Net income for the three-month period ended December 31, 2016 was $0.002 million compared to net income of $0.02 million for the period ended December 31, 2015. Included in fourth quarter 2016 net income was severance expense of $0.04 million related to the Company’s former President and a one-time charge of $0.19 million taken for the remaining severance payable as of December 31, 2016. Going forward, the Company will no longer incur severance expense related to the former President.

EBITDA for the three-month period ending December 31, 2016 was a loss of $0.10 million compared to $0.10 million in fourth quarter 2015. Excluding the $0.23 million of total severance expense and $0.01 million of expense associated with the strategic review process incurred in the quarter, EBITDA would have been $0.14 million, a $0.04 million increase compared to $0.10 million in fourth quarter 2015 despite the reduction in revenue as the Company continues to reduce costs to offset the loss in revenue.

Results of Operations for the Fiscal Year 2016

For the year ended December 31, 2016, total revenue was $3.29 million, a decrease of $1.94 million or 37.1% from $5.23 million in fiscal 2015. Of the $1.94 million decrease, $1.56 million was attributable to the ceasing of tissue procurement orders and $0.22 million was attributable to the reduction in storage and processing revenue from the third party.

Gross Profit for fiscal year 2016 was $2.38 million, a decrease of $0.98 million or 29.1% compared from $3.36 million in fiscal 2015. Of the $0.98 million decrease, approximately $0.69 million was attributable to the tissue procurement business, and approximately $0.15 million was attributable to the reduction in storage and processing revenue from the third party.

Gross Margin for fiscal year 2016 was 72.5% compared to 64.3% in fiscal 2015. Gross margin increased due to the reduction in revenue from lower margin business and reductions made by the Company in cost of goods sold.

Net income for fiscal year 2016 was $0.10 million compared to net income of $0.44 million for fiscal 2015. Included in 2016 net income was severance expense of $0.13 million related to the Company’s former President and a one-time charge of $0.19 million taken in the fourth quarter for the remaining severance payable as of December 31, 2016. Going forward, the Company will no longer incur severance expense related to the former President.

EBITDA for fiscal year 2016 was $0.26 million compared to $0.76 million in fiscal 2015. Excluding the $0.32 million of total severance expense and $0.04 million of expense associated with the strategic review process incurred during the fiscal year, EBITDA would have been $0.62 million compared to $0.76 million in fiscal 2015.

Commentary and Update on Strategic Review Process

Chairman David Sandberg stated, “While 2016 saw significant reduction in revenue from the unforeseen loss of tissue procurement orders and the ending of a third-party storage and processing agreement, the Company was able to significantly reduce costs which mitigated the impact on EBITDA and cash flow. Given the cost base entering 2017 and the assumption that the Company will continue to add new samples which has occurred year-to-date, we see the opportunity to increase EBITDA to the range of $175,000 to $200,000 per quarter, excluding any one-time charges, for fiscal 2017. Q1’17 results should reflect some or much of this progress.”

Chairman David Sandberg further stated, “After a lengthy strategic review process, the Board was unable to execute a sale of the business. While the Board received letters of intent to acquire the Company or assets of the Company, we believe larger bidders did not focus on and execute a reasonable timeline to close given the relatively small size of the Company, and smaller bidders encountered difficulty securing financing which delayed the process. The Board, in consultation with the Company’s financial advisor, Boxwood Partners, LLC, made the decision to discontinue sale talks with both after having been engaged in negotiations for a lengthy period of time. We continue to have high level discussions regarding mergers and acquiring other related businesses that may have high cash synergies without increased complexity. I’d personally like to thank our employees and Board for what has been a busy 2016 - we cut significant costs in tandem with revenue declines, but samples continue to grow, debt is nearly fully repaid, and the Company is in a net cash position which we expect to grow. The Company may consider a share repurchase so as to offer liquidity to those shareholders seeking it, but a rights offering or some form of equity raise also remains an option if or when opportunities arise which we believe would increase shareholder value and require additional funding to close. The current business is small but otherwise healthy and sound.”

Non-GAAP Measures

In addition to the GAAP financial measures set forth in this press release, the Company has included the non-GAAP measurement EBITDA which presents operating results on a basis adjusted for depreciation, amortization, interest expense and taxes. The Company uses this non-GAAP measure as a key performance measure for the purpose of evaluating performance internally. The Company also believes this non-GAAP measure provides our investors with useful information regarding our operating results. This non-GAAP measure is not intended to replace the presentation of our financial results in accordance with GAAP. Use of the term EBITDA may differ from similar measures reported by other companies.

About Cord Blood America, Inc.

Cord Blood America, Inc. is the parent company of CorCell Companies, Inc. which, along with Cord Blood America, Inc., facilitates umbilical cord blood and cord tissue stem cell processing and storage for expectant parents and their children.  Collected through a safe and non-invasive process, cord blood stem cells offer a powerful and potentially life-saving resource for treating a growing number of ailments, including cancer, leukemia, blood, and immune disorders. To find out more about Cord Blood America, Inc. and CorCell Companies, Inc., visit our websites: http://www.cordblood-america.com/ for investor information and http://www.corcell.com/ for customer information.

Forward-Looking Statements

Some statements made in this press release are forward-looking statements. We use words such as "anticipate," "believe," "expect,'' "future," "intend," "plan," and similar expressions to identify forward-looking statements. These statements including those related to the growth of the industry, new stem cell treatments, and Cord Blood America's performance, are only predictions and are subject to certain risks, uncertainties and assumptions. Additional risks are identified and described in the Company's public filings with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company's past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation to update any forward-looking statements to reflect occurrences, developments, events, or circumstances after the date of such statement.

Investor Contact:
Anthony Snow
asnow@cordblood-america.com